SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

      Date of Report: (Date of earliest event reported): December 7, 1999
                                                        (December 2, 1999)


                           BLUE DOLPHIN ENERGY COMPANY
             (Exact name of registrant as specified in its charter)


       DELAWARE                    0-15905                  73-1268729
(State of Incorporation)    (Commission File Number)      (IRS Employer
                                                        Identification No.)


                             801 TRAVIS, SUITE 2100
                              HOUSTON, TEXAS 77002
              (Address of Registrant's principal executive offices)

                                 (713) 227-7660
              (Registrant's telephone number, including area code)


                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

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ITEM 5.     OTHER EVENTS

      On December 2, 1999, Blue Dolphin Energy Company, a Delaware corporation (the "Company"), issued a press release announcing that it, through its wholly-owned subsidiary Blue Dolphin Exploration Company, a Delaware corporation ("BDEX"), closed the purchase of 39,509,457 shares of common stock, par value $0.00001 per share (the "Common Stock"), of American Resources Offshore, Inc., a Delaware corporation ("ARO"), pursuant to an Investment Agreement dated as of July 30, 1999 by and between BDEX and ARO (the "Investment Agreement"). The purchase price for the shares of Common Stock was approximately $4.5 million. The Company funded the purchase price through a private placement of 1,016,667 shares of its common stock and the issuance of a Convertible Promissory Note in the principal amount of $1,000,000. Concurrently with the closing of the Investment Agreement, ARO sold an 80% interest in its Gulf of Mexico Assets to Fidelity Oil Holdings, Inc., a subsidiary of MDU Resources Group, Inc.

      The press release is filed as an exhibit hereto and is incorporated herein by reference. The Investment Agreement was more fully described in, and filed as exhibit 99.1 to, the Company's Current Report on Form 8-K dated August 9, 1999.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (c)   Exhibits

                  99.1  Text of Press Release, dated December 2, 1999.



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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          BLUE DOLPHIN ENERGY COMPANY


Date: December 7, 1999                       By: /s/ G. BRIAN LLOYD
                                                     G. Brian Lloyd
                                                     Vice President, Treasurer


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
                               INDEX TO EXHIBITS

      EXHIBIT                 DESCRIPTION OF EXHIBIT

      99.1                    Text of Press Release, dated December 2, 1999.



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